Exhibit 10.1
STOCK APPRECIATION RIGHTS AGREEMENT
     This STOCK APPRECIATION RIGHTS AGREEMENT (“Agreement”) is entered into effective as of the ___ day of ___, 20___(the “Date of Grant”), between TARRAGON CORPORATION, a Nevada corporation (the “Company”), and ___, an individual (the “Grantee”).
     WHEREAS, the Company has adopted, with the approval of its stockholders, the Tarragon Corporation Omnibus Plan (such Plan, as same may hereinafter be amended, is referred to as the “Plan”), a copy of which will be provided to Grantee upon request; and
     WHEREAS, in order to achieve the objectives of the Plan, and to secure the continuing services of Grantee, the Company wishes to grant to Grantee Stock Appreciation Rights (or an “SAR” as that term is defined in the Plan) which confer on Grantee the right to receive, upon exercise, the difference between the grant price of the shares of Tarragon common stock, $.01 par value (the “Shares”) covered by the SAR, and the market value of the Shares on the date of exercise, not to exceed $15.00 per Share (the “Appreciation”), payable in Shares and cash, upon the terms hereinafter set out.
     ACCORDINGLY, in consideration of the foregoing premises, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Grantee agree as follows:
1. Grant of SAR. Subject to the terms of this Agreement and the Plan, which is incorporated herein by reference, the Company hereby grants to Grantee an SAR covering ?? Shares of the Company, at a grant price of $______ per Share.
2. Term of Agreement; Vesting and Exercise. Except as otherwise provided herein, the Grantee shall have the right to exercise the SAR and acquire Shares under this Agreement beginning one full year and one day after the Date of Grant, but only to the extent of the number of Shares covered by the SAR, multiplied by thirty three and one third percent (33.33%) and by the number of full years which have elapsed since the Date of Grant, until the third anniversary of the Date of Grant, and thereafter to the extent of the full SAR covered by this Agreement. The date a written notice of exercise is received by the Secretary or Treasurer of the Company shall be the exercise date. Upon exercise, the Grantee is entitled to the Appreciation in the number of whole Shares covered by the SAR being exercised, after deducting therefrom an amount sufficient to satisfy all federal, state and local withholding tax requirements. Payment will be made in the form of whole Shares equal in market value to the Appreciation less an amount sufficient to satisfy all federal, state and local withholding tax requirements, plus cash in lieu of any partial or fractional Shares. No fractional Shares will be issued. Notwithstanding any other provision of this Agreement or the Plan, the total amount of Appreciation that Grantee may receive under this Agreement is limited to $15.00 per Share, multiplied by the number of Shares covered by this SAR.
3. Condition Precedent. As a condition precedent to the right to exercise the SAR, Grantee agrees to use or continue to use his or her best lawful efforts for the benefit of the Company and its subsidiaries during the term of this Agreement. However, the grant of the SAR pursuant to this Agreement shall not be deemed to be an obligation of the Company to continue Grantee’s employment with the Company for any period or time.

4. Limitation on Transferability. The SAR granted hereunder is personal to Grantee, and may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) except as otherwise provided by the laws of descent and distribution. Any attempt to sell, transfer, assign, pledge or hypothecate or otherwise dispose of the SAR contrary to the provisions of this Agreement and the Plan, or upon levy or any attachment or similar process upon this Agreement or Grantee’s rights hereunder, this Agreement and such rights shall immediately become null, void and of no further force or effect.
5. Termination Date. This Agreement and all rights granted hereunder, to the extent those rights have not been exercised, will terminate and become null and void at 5:00 p.m., local central time, on the date ten (10) calendar years following the Date of Grant (the “Termination Date”) or sooner if the relationship of Grantee to the Company ceases for any reason (including discharge by the Company). In the event of termination of Grantee’s relationship to the Company for any reason other than Grantee’s death, Grantee may exercise the SAR at any time within ninety (90) calendar days following the date of such termination, to the same extent the SAR was exercisable by Grantee on the date of termination, but not otherwise. If Grantee dies while employed by the Company or one of its subsidiaries or within the ninety (90) calendar day period following termination of such relationship, the person or persons to whom his or her rights under this Agreement shall pass, whether by will or by the applicable laws of descent and distribution, may exercise such rights, to the extent Grantee was entitled to exercise them on the date of his death, for a period of one hundred eighty (180) calendar days following Grantee’s date of death. Notwithstanding anything in this Agreement to the contrary, this Agreement and all rights granted hereunder shall in all events terminate and become null and void on the Termination Date.
6. Securities Laws. By executing this Agreement, Grantee acknowledges that (a) upon exercise of the SAR, Grantee may receive “restricted” securities of the Company; (b) that the Company may register shares of common stock under the Plan, but is under no obligation to do so; and (c) that at the time of exercise of the SAR, in whole or in part, Grantee may be required to execute an Investment Representation Letter or such other written representations concerning his or her intentions for the retention or disposition of the Shares of the Company being acquired by the exercise, as, in the opinion of counsel to the Company, shall be necessary or advisable to insure that any disposition of the Shares acquired through the exercise will not involve the violation of the Securities Act of 1933, as amended, any applicable state securities or blue sky laws, any similar or superseding statute or statutes, or any applicable federal or state statute or regulation, as then in effect.
7. Adjustment of Number of Shares. The number of Shares subject hereto and the Exercise Price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from the subdivision or consolidation of Shares, or the payment of stock dividends after the Date of Grant, or other increases or decreases in the number of Shares outstanding effected without receipt of consideration by the Company; provided, however, that any adjustment resulting in fractional Shares shall be rounded down to the next whole Share. The issuance by the Company of any Shares of any class, or any securities convertible into Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants subscribed therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of the Company subject to this Agreement.
8. Merger and Consolidation. Upon any merger or consolidation where the Company is the surviving entity, this Agreement shall continue in accordance with its terms except that, upon any exercise of the SAR (or any substitute rights), Grantee shall be entitled to receive, in lieu of payment in Shares of the Company, the amount of securities or other consideration received in the merger or consolidation by holders of the same number and class of Shares of the Company as Grantee would have been entitled to under this Agreement.

9. Change of Control. In the event of a Change in Control, as hereinafter defined, of the Company, this Agreement shall become immediately exercisable as of the date of such Change in Control, and shall remain exercisable through the Termination Date. For purposes of this Agreement, a “Change in Control” shall be deemed to occur: (i) upon the approval by the Board of Directors of the Company (or if approval of the Board is not required as a matter of law, the stockholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Shares would be converted into cash, securities or other property other than a merger in which the holders of the Shares immediately prior to the merger will have the same proportionate ownership of the shares of the surviving entity immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company; or (ii) when any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the Shares outstanding at the time, without the prior approval of the Board; or (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
10. Rights of Grantee. The Grantee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares available to be acquired through the exercise of any SAR, except to the extent that the SAR shall have been exercised with respect thereto. Except as provided in paragraph 7 above, no adjustment shall be made for dividends or other rights for which the record date is prior to the date a Share certificate is issued to Grantee pursuant to an exercise of the SAR. The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure, or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference securities ahead of or affecting the Shares of the Company or the rights thereof or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or other act or proceeding, whether of a similar character or otherwise.
11. Determination of Board of Directors. This Agreement is subject to all the terms and conditions of the Plan, and specifically to the power of the Executive Compensation Committee (the “Committee”) appointed by the Board of Director’s of the Company to administer and interpret the Plan and all rights granted thereunder. In the event of any conflict between the Plan and this Agreement, the provisions of the Plan shall control. Grantee agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement or the Plan shall be determined by the Committee in its reasonable discretion, and that any good faith determination, interpretation or other action by the Committee, or in its absence, by the Board of Directors of the Company, relating to this Agreement or the Plan shall be final, binding and conclusive for all purposes and upon all parties, including Grantee.
12. Defined Terms. Terms utilized in this Agreement that are not otherwise defined herein have the same meaning as set forth in the Plan.

13. Notices. Any notices required or permitted to be given pursuant to this Agreement must be given in writing and mailed by first class mail or be hand delivered. All notices to the Company shall be effective only upon receipt by an officer of the Company and any notices given by the Company shall be deemed to be received by Grantee on the third day after the date of such notice.
14. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all references herein to either the Company or the Grantee shall be deemed to include any successor or successors, whether immediate or remote.
15. Governing Law and Enforcement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the United States of America and the State of Texas.
16. Captions. The headings or captions of this Agreement and the Plan have been included for ease of reference only and are not to be considered in the construction or interpretation of this Agreement or the Plan or any section or clause contained herein or therein.
17. Separate Agreement. Any and all SAR or other rights granted to Grantee hereunder shall be deemed to be in addition to and separate and apart from any SAR or other rights granted to Grantee under any separately existing or other like agreement.
     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date and year first above written.

TARRAGON CORPORATION,
a Nevada corporation

By:

GRANTEE:

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